UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

November 15, 2006
Date of Report (Date of earliest event reported)

METALDYNE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-12068	38-2513957
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

47659 Halyard Drive, Plymouth, Michigan 48170
(Address of principal executive offices)

(734) 207-6200
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communication s pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously disclosed, Metaldyne Corporation ("Metaldyne") has entered into an Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 31, 2006, by and among Metaldyne, Asahi Tec Corporation, a Japanese corporation (“Asahi Tec”), and Argon Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Asahi Tec (“Acquisition Sub”), pursuant to which Acquisition Sub will merge into Metaldyne (the “Merger”) and Metaldyne, as the surviving corporation of the Merger, will become a wholly-owned subsidiary of Asahi Tec. This Form 8-K is furnished solely with a view towards compliance with Regulation FD and will not be deemed an admission of materiality of any information provided herein.

The obligations of Metaldyne and Asahi Tec to close the Merger under the Merger Agreement are subject to a number of conditions. One of the most significant conditions pertains to the ability of Metaldyne to secure consents from holders of its 11% senior subordinated notes due 2012 (the “11% Notes”) and holders of its 10% senior notes due 2013 (the “Senior Notes”) to the Merger and related transactions and to the contemplated distribution of the shares of common stock of TriMas Corporation (“TriMas”) owned by Metaldyne (the “TriMas distribution”). Subsequent to the announcement of the Merger, holders of the 11% Notes and the Senior Notes purporting to represent a majority of each of their outstanding issues separately announced that they had organized into steering committees and that they objected to the basis on which Metaldyne and Asahi Tec had proposed to solicit their consents. In addition, subsequent to the announcement of the Merger, Metaldyne announced that it and Asahi Tec had begun to consider a range of alternatives for soliciting consents from these noteholders due to changed conditions in the bank market and the automotive industry and trading levels in the Metaldyne notes. Consequently, Metaldyne entered into confidentiality agreements with members of the steering committee of holders of the 11% Notes (the “Subordinated Committee”) and members of the steering committee of holders of the Senior Notes (the “Senior Committee”) for the purpose of allowing it and Asahi Tec to discuss alternatives for obtaining such consents. The confidentiality agreements require the members of the Committees to maintain the confidentiality of information concerning the proposed transactions that has not been the subject of previous disclosure by Metaldyne or that relates to potential terms for the consent solicitations, as well as any other information that is material and non-public. The confidentiality agreements expressly require that Metaldyne disclose such confidential information not later than the expiration of the confidentiality agreements, as extended, which is scheduled to occur on November 15, 2006 (but is presently expected to be extended).

Based upon progress made with the Committees to date, and with further discussions, Metaldyne believes that consent solicitations with respect to the Metaldyne notes can be structured in a manner acceptable to Metaldyne noteholders so as to permit the Merger and related transactions and TriMas distribution to proceed on a revised basis. Metaldyne believes that agreements in principle have been reached on certain key financial terms for the consent solicitations with each of the Committees, but there remain outstanding issues to be resolved through further discussion, particularly with the Senior Committee. Noteholders are not under any obligation to participate in the consent solicitations on this or any other basis. Discussions are expected to continue to occur, subject to satisfactory extension of the confidentiality agreements. The anticipated revised terms of the consent solicitations will require that, among other things, (1) Metaldyne and Asahi Tec renegotiate the terms of the Merger Agreement with each other to reflect the revised consent solicitations and to reflect the financial consequences of the new approach, (2) Asahi Tec renegotiate the terms of other transaction documentation with certain Metaldyne common and preferred stockholders to reflect the foregoing as well, (3) Asahi Tec renegotiate revised commitments for financing the Merger and related transactions and for providing Metaldyne with adequate working capital (including a revised debt commitment letter for new Metaldyne senior secured credit facilities (the “New Facilities”)), obtain the consent of Asahi Tec’s Japanese lenders and of the Tokyo Stock Exchange, (4) Metaldyne and Asahi Tec obtain the requisite approvals of their respective Boards of Directors and (5) the consent or approval of Metaldyne common stockholders be resolicited as required under applicable law. No agreements with respect to the foregoing have been reached, although discussions concerning certain of these matters are ongoing as discussed elsewhere in this Form 8-K. Metaldyne expects Asahi Tec and it will negotiate in good faith with each other and third parties to complete these actions on mutually acceptable terms. As required by Japanese law, Asahi Tec has announced a delay in its previously announced planned closing date for the Merger, which it has placed as a date that is expected to be not later than January 16, 2007. Until the foregoing actions are completed and all issues resolved, the impact on Metaldyne stockholders and on the Metaldyne capital structure following the

Merger cannot be quantified. There can be no assurances that any particular terms will be agreed to or achieved on a timely basis or at all.

There will be increased costs to Metaldyne and Asahi Tec associated with revised consent solicitations that will be financed through a combination of additional Metaldyne financing (in a form that has not yet been determined), a reduction in the amount of merger consideration payable to Metaldyne common stockholders (in an amount that is the subject of negotiation) and, potentially, a sale of some of Metaldyne’s TriMas shares (and, thus, fewer shares could be available for distribution to Metaldyne stockholders). This is discussed in further detail below.

* * * * *

The following summarizes the consent solicitations that Metaldyne, with Asahi Tec’s consent, presently expects to commence, assuming receipt of requisite corporate and shareholder approvals, successful renegotiation of revised transaction documentation, receipt of requisite third party consents and approvals and receipt of revised financing commitments. The following is based upon negotiations led by Asahi Tec, with the participation of Metaldyne and its financial advisor. The consent solicitations will only be effectuated pursuant to customary documentation, subject to appropriate terms and conditions and in compliance with applicable laws, and there can be no assurance of their success since discussions to date with the Committees are non-binding on Noteholders.

•
Metaldyne presently expects to undertake a consent solicitation to modify the 11% Notes indenture to permit the Merger and related transactions and the TriMas distribution and to waive the change of control provisions in the 11% Notes indenture, without tendering for any of the 11% Notes as had been initially contemplated. Receipt of consents from a majority in principal amount of the 11% Notes will be required for the Merger to proceed and the payment of any consent fee will be conditioned upon the closing of the Merger. In connection with this consent solicitation, Metaldyne is prepared to offer a consent fee in cash equal to 12.75% of the principal amount of the 11% Notes as to which consents are received and, if permitted by the lenders under the New Facilities and subject to satisfactory intercreditor arrangements, to grant a junior lien on the assets of Metaldyne and its domestic subsidiaries that are pledged to secure the New Facilities. Metaldyne expects to solicit the consent of the holder of the 10% senior subordinated notes due 2014 (the “DCX Notes” and, collectively with the 11% Notes and the Senior Notes, the “Notes”) on the same basis as the holders of the 11% Notes.

Asahi Tec has informed Metaldyne that it believes that there is an agreement in principle with the Subordinated Committee on the foregoing financial terms of the 11% Notes consent solicitation.

•
Metaldyne presently expects to undertake a consent solicitation to modify the Senior Notes indenture to permit the Merger and related transactions and the TriMas distribution and to waive the change of control provisions in the Senior Notes indenture without tendering for any of the Senior Notes. Receipt of consents from a majority in principal amount of the Senior Notes will be required for the Merger to proceed and the payment of any consent fee will be conditioned upon the closing of the Merger. Metaldyne is prepared to offer a consent fee in cash equal to 8% of the principal amount of the Senior Notes as to which consents are received and, if permitted by the lenders under the New Facilities and subject to satisfactory intercreditor arrangements, to grant a junior lien on the assets of Metaldyne and its domestic subsidiaries that are pledged to secure the New Facilities. In addition, Metaldyne expects to commit that, following the closing of the Merger, Metaldyne will commence a tender offer for up to $25 million in Senior Notes at par, plus accrued interest, subject to proration, if permitted by the New Facilities.

Asahi Tec has informed Metaldyne that, while there is an agreement in principle with the Senior Committee on the foregoing financial terms of the Senior Notes consent solicitation, there are outstanding issues. Specifically, the Senior Committee has asked that the maturity date of the Senior Notes be shortened to before that of the 11% Notes and that TriMas shares (other ones that may be sold to finance the transactions, as discussed below) be retained by Metaldyne and pledged as collateral for the Senior Notes.

•
In addition, Metaldyne expects to offer to make certain other changes to the 11% Notes and Senior Notes indentures that are favorable to holders: inclusion of a mandatory offer to purchase Notes at par with 50% of the net proceeds, up to $50 million, of any Asahi equity offering (subject to certain exceptions to be determined) contributed to Metaldyne and permanent reductions in the permitted senior credit facility basket of the debt incurrence restrictive covenant when prepayments are made of the New Facilities.

•
Asahi Tec also indicated that it will make changes to Metaldyne’s corporate structure to enhance the security package to be offered to holders of Notes: a new intermediate holding company (“Newco”) will be inserted between Metaldyne and the borrower of the New Facilities, Metaldyne Company LLC, to act as a holding company guarantor of the New Facilities and a guarantor of the Notes. Metaldyne would not be a guarantor of the New Facilities and interests in Newco would be pledged to secure the Notes. Asahi Tec has informed Metaldyne that, while this revised structure is subject to approval by the lenders under the New Facilities, the banks party to the current debt commitment letter have agreed in principle to these changes.

Discussions will continue with the Committees concerning other terms of the consent solicitations, the outcome of which could affect the consent solicitations that Metaldyne expects to undertake.

As a result of the anticipated material changes in the cost of the transaction and the ongoing capital structure reflected in this Form 8-K and the impact of customer production declines on Metaldyne, Asahi Tec has informed Metaldyne that its willingness to proceed with the acquisition will require that Metaldyne stockholders forego a portion of the previously agreed cash merger consideration. Consequently, Metaldyne expects that, if the acquisition proceeds, payments to Metaldyne common stockholders will be materially reduced. However, the amount of the reduction is the subject of ongoing good faith negotiations and subject to Metaldyne Board of Directors approval.

Regardless of any reduction in the amount of merger consideration payable to Metaldyne common stockholders, the modified terms of the consent solicitations will require that additional funds be raised and will require that the New Facilities permit junior liens to secure the Notes. Throughout discussions with the Committees, Metaldyne understands that Asahi Tec has been having discussions with the banks that provided a debt commitment letter for the New Facilities when the Merger Agreement was signed, as well as other potential financing sources, concerning additional debt commitments and permission for the junior liens. In addition, due to the increased debt associated with the revised consent solicitations and the impact of customer production cutbacks, Metaldyne believes that it may be close to the pro forma consolidated leverage ratio currently required, as of the closing, in the existing debt commitment letter for the New Facilities. The pro forma adjustments will depend upon a number of factors at the time of closing that cannot be definitively ascertained at this time. Asahi Tec has informed Metaldyne that it believes that, based on discussions with the banks that provided the debt commitment letter, it expects the banks will work with Asahi Tec to modify the commitments for the revised New Facilities to accommodate a variance from the required leverage ratio, but the banks have not definitively agreed to do so and this is outside the control of Metaldyne.

Metaldyne also expects that a portion of the cash required for the revised consent solicitations may come from a sale of shares of TriMas common stock that it owns. Metaldyne will be considering a proposal from its largest stockholder, Heartland Industrial Partners, L.P. (“HIP”), to purchase up to approximately $20 million in value of shares of TriMas common stock presently owned by Metaldyne. This sale of TriMas shares would provide additional funds for the transactions but reduce the number of shares available for the TriMas distribution. Metaldyne’s Board of Directors has authorized two disinterested members of the Board of Directors, Michael Losh and Wendy Needham, to serve as a special committee in evaluating and negotiating the terms of any purchase by HIP of TriMas shares. This special committee has been authorized to retain its own advisors for this purpose. HIP has not yet made a specific proposal to Metaldyne concerning a purchase of the TriMas shares.

The following summarizes certain other significant discussions that occurred during the course of meetings with the Committees:

•	During the course of meetings with the Committees and their counsel, a representative of Asahi Tec informed Committee members that:

•
an extraordinary meeting of Asahi Tec shareholders is scheduled for November 16, 2006 and any shareholder approval obtained at that meeting would only be valid, under applicable Japanese law, for two months (January 16, 2007) so that the failure to timely reach an understanding with the Committees could require a rescheduled shareholders meeting, which could impact the ability to timely close the transaction;

•
the Asahi Tec representative also indicated that Asahi Tec expected to consider financing opportunities, including potential equity offerings, following the Merger which could be used to reduce debt levels at Metaldyne; and

•
there was limited, if any, incremental financing available to increase amounts payable to Noteholders or for other purposes and a representative of Metaldyne indicated that its goal was to keep cash interest expense at less than $85 million in light of industry conditions and Metaldyne’s business and financial condition;

•	A number of alternative means of securing the consent of Noteholders were discussed, including:

•	the proposal reflected in the presentation filed as an exhibit to a Form 8-K filed by Metaldyne on October 17, 2006 and proposals with different consent levels and possible tender offer terms; and

•
structures in which, in lieu of cash consent fees, the TriMas shares would be retained by Metaldyne and used as collateral for the Notes, but in which the Metaldyne common stockholders would retain an economic interest in the shares, and structures in which, in lieu of cash consent fees, qualified Noteholders would be offered contingent value rights tied to the after-tax value of a material portion of the TriMas shares.

•
Metaldyne also indicated to a representative of the Senior Committee that it and Asahi Tec were considering an alternative transaction structure (the “Alternate Transaction”) if consents are not obtained from Senior Noteholders. However, it does not presently appear that it needs to pursue the Alternate Transaction. The Alternative Structure would be effected by a tender offer and share exchange for Metaldyne shares between Asahi Tec and Metaldyne stockholders, rather than a merger, so as to not have to comply with the Senior Notes indenture merger requirements since Metaldyne would not meet the required fixed charge coverage ratio. The Alternate Transaction would require that Metaldyne make a change of control tender offer under the Senior Notes indenture and Asahi Tec has received indications of interest from sources of financing to backstop the change of control tender offer.

Metaldyne cautions its securityholders that it believes that the August 31, 2006 transaction documentation are not terms upon which the Merger and related transactions can successfully proceed. The revised basis on which Metaldyne and Asahi Tec are proceeding requires actions and agreements referred to in this Form 8-K. There can be no assurance that Metaldyne or Asahi Tec will be able to obtain the agreement of any person required to effect the transactions on a modified basis or be able to secure the requisite additional financing commitments or sources of funds, in which case the acquisition will not proceed.

It should also be noted that Metaldyne has been informed that, notwithstanding the terms of their employment agreements with Asahi Tec, two of its executive officers, Jeff Stafeil and Thomas Amato, will not be permitted to serve as directors or executive officers of Asahi Tec pursuant to requirements of the Tokyo Stock Exchange. Asahi Tec has expressed a willingness to consider different alternatives for these individuals, and Metaldyne, Asahi Tec, and these executives are in discussions on their roles and responsibilities in the Asahi Tec organization, although their roles at Metaldyne would not change.

Metaldyne filed a preliminary proxy/information statement based upon the transaction as it was announced on August 31, 2006. If the transactions proceed, the preliminary proxy/information statement will need to be updated.

* * * * *

Information regarding the participants and their interests in the solicitation discussed above is set forth in the Preliminary Information Statement on Schedule 14C, Preliminary Proxy Statement on Schedule 14A and Schedule 13E-3 filed by Metaldyne with the SEC on October 5, 2006.

* * * * *

This report contains “forward-looking” statements, as that term is defined by the federal securities law, about our financial condition, results of operations, business and the Merger. Forward-looking statements include certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with Metaldyne’s outlook concerning future results. When used in this report, the words “will,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “plan,” “project” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. Because the statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak only as of the date hereof. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report include general economic conditions in the markets in which we operate and industry-based factors such as: declines in North American automobile and light truck builds, industry cyclicality, reductions in outsourcing by our automotive customers, increases in our raw material and energy costs, labor costs and strikes at our major direct and indirect customers and at our facilities, dependence on significant automotive customers, the level of competition in the automotive supply industry and pricing pressures from our customers, technological developments that could competitively disadvantage us, and risks associated with conducting business in foreign countries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this report such as risks related to the Merger, including the failure to complete the Merger, whether due to a failure to complete the related financings, the note tender offer, the consent solicitations or otherwise; unexpected delays or conditions in the receipt of regulatory and other third party consents and approvals for the Merger; any failure to timely implement and execute the merger plans; our substantial leverage, limitations imposed by our debt instruments, the adequacy of our liquidity to meet our capital expenditures and other cash requirements, our ability to identify attractive and other strategic opportunities; dependence on key personnel and relationships; our ability to retain customers; labor stoppages affecting our direct and indirect customers; risks of product liability and warranty claims; risks related to environmental matters; risks related to control by our principal stockholder; and our ability to realize upon cost-saving opportunities and to integrate acquisitions and achieve the intended benefits. The failure to complete the Merger could have a material adverse effect on us. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

We disclose important factors that could cause our actual results to differ materially from our expectations under Item 1A “Risk Factors” in our annual report on Form 10-K for the fiscal year ended January 1, 2006 and under Item 2, Management’s Discussion and Analysis of Financial Condition and Results of Operations in our quarterly reports on Form 10-Q for the quarters ended July 2, 2006 and October 1, 2006. These cautionary statements qualify all forward-looking statements attributable to us or persons acting on our behalf. When we indicate that an event, condition or circumstance could or would have an adverse effect on us, we mean to include effects upon our business, financial and other condition, results of operations, liquidity and ability to make payments on our outstanding debt.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 15, 2006

METALDYNE CORPORATION

By:   /s/ Jeffrey M. Stafeil
         Name:  Jeffrey M. Stafeil
         Title:    Executive Vice President
                      and Chief Financial Officer